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                                                                   Exhibit 10.2

                                                                [EXECUTION COPY]

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "Agreement"), entered into as of February 10, 2005, is executed and delivered by PAHC HOLDINGS CORPORATION, a Delaware corporation ("Debtor"), in favor of HSBC BANK USA, NATIONAL ASSOCIATION ("HSBC"), as collateral agent (together with its successor(s) thereto in such capacity, "Collateral Agent") for the Trustee and Holders, in light of the following:

     WHEREAS, Debtor, Collateral Agent and HSBC, as Trustee ("Trustee"), have entered into an Indenture, dated as of February 10, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Debtor has issued $29,000,000 aggregate principal amount of its 15% Senior Secured Notes due 2010 (and, together with any additional notes that may be issued by Debtor from time to time thereunder or exchanged therefor or for such additional notes, the "Notes");

     WHEREAS, Debtor desires to secure its Obligations under the Notes by granting to Collateral Agent, for the benefit of itself, the Trustee and the Holders, security interests in the Collateral as set forth herein; and

     WHEREAS, to induce the Initial Purchaser to purchase the Notes, each Holder to hold the Notes to be held by it and HSBC to act in its capacities as Trustee and Collateral Agent, Debtor desires to pledge, grant, transfer, and assign to Collateral Agent, for the benefit of itself, the Holders and the Trustee, a security interest in the Collateral to secure the Secured Obligations, as provided herein.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and Debtor agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION.

          1.1 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. As used in this Agreement, the following terms shall have the following definitions:

     "Account" means any "account" (as that term is defined in Article 9 of the Code), and any and all supporting obligations in respect thereof.

     "Additional Documents" has the meaning set forth in Section 2.4(c) of this Agreement.
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     "Agreement" has the meaning set forth in the preamble of this Agreement.

     "Bankruptcy Code" shall have the meaning ascribed to the term Bankruptcy Law in the Indenture.

     "Books" means, with respect to Debtor, all of Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Debtor's Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "Collateral" means all of Debtor's now owned or hereafter acquired right, title, and interest in and to each of the following: Accounts; Books; commercial tort claims; Deposit Accounts; Equipment; General Intangibles; Inventory; Investment Property (including all securities and Securities Accounts); Negotiable Collateral; any money, or other assets of Debtor which now or hereafter come into the possession, custody, or control of Collateral Agent; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Debtor's Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; provided, however, that Collateral shall not include any Voting Stock of Phibro Animal Health until the earlier to occur of (i) the redemption of all of the outstanding shares of the Series C Preferred Stock of Phibro Animal Health and (ii) March 1, 2005.

     "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

     "Collateral Agent's Liens" means the Liens granted by Debtor to Collateral Agent under this Agreement or the other Indenture Documents to which Debtor is a party.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Commercial Tort Claim Assignment" has the meaning set forth in Section 2.4(b) of this Agreement.

     "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by (a) Debtor, (b) Collateral Agent, and (c) the applicable (i) securities intermediary (with respect to a Securities Account of Debtor) or (ii) bank (with respect to a Deposit Account of Debtor).

     "Debtor" has the meaning set forth in the preamble to this Agreement.

     "Debtor's Books" means Debtor's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the


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Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

     "Defeasance" means, with respect to any obligation, the defeasance thereof pursuant to a "defeasance" or "covenant defeasance" as defined in and described under Section 8.02 of the Indenture.

     "Deposit Account" means any "deposit account" (as that term is defined in the Code).

     "Disposition" shall have the meaning ascribed to the term Asset Sale in the Indenture, and the words "Dispose" and "Disposal" shall be interpreted similarly.

     "Equipment" means "equipment" (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "General Intangibles" means "general intangibles" (as that term is defined in the Code), (including limited liability company interests, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims) and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "HSBC" has the meaning set forth in the preamble of this Agreement.

     "Indenture" has the meaning set forth in the recitals to this Agreement.

     "Indenture Documents" means this Agreement, the other Collateral Agreements, the Indenture and the Notes.

     "Inventory" means "inventory" (as that term is defined in the Code).

     "Investment Property" means "investment property" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

     "Issuers" means each Subsidiary of Debtor whose Capital Stock is or may from time to time be pledged hereunder to the Collateral Agent for the benefit of the Secured Parties, and any successors to each such Subsidiary, whether by merger or otherwise.


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     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Debtor and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of Debtor's or any of its Restricted Subsidiaries' ability to perform its obligations under the Indenture Documents to which it is a party or of any Secured Party's ability to enforce the Secured Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Collateral Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Debtor or any of its Restricted Subsidiaries.

     "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

     "Notes" has the meaning set forth in the recitals to this Agreement.

     "Permitted Disposition" means a Disposition consummated in accordance with the terms of Section 4.16 of the Indenture.

     "Permitted Protest" means the right of Debtor to protest any taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien); provided that (a) a reserve with respect to such obligation is established on the books of Debtor in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Debtor in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Secured Obligations" means all liabilities, obligations, or undertakings owing by Debtor to Collateral Agent, the Trustee or any Holder of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Indenture, this Agreement, or any of the other Indenture Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorneys fees), and expenses (including interest, costs, indemnities, fees, and expenses that, but for the provisions of the Bankruptcy Code, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

     "Securities Account" means any "securities account" (as that term is defined in the Code).

     "Trustee" has the meaning set forth in the recitals to this Agreement.

     "Voidable Transfer" has the meaning set forth in Section 11.8 to this Agreement.

          1.2 CODE. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.


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          1.3 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Indenture Documents to this Agreement or any of the other Indenture Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth therein). In the event of a direct conflict between the terms and provisions of this Agreement and the Indenture, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Indenture shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Indenture. Any reference herein to the payment in full of the Secured Obligations shall mean the payment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

          1.4 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.


     2.   CREATION OF SECURITY INTEREST.

          2.1 GRANT OF SECURITY INTEREST. Debtor hereby grants to Collateral Agent, for the benefit of itself, the Holders and the Trustee, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Indenture Documents and in order to secure prompt performance by Debtor of Debtor's covenants and duties under the Indenture Documents. Collateral Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Collateral Agent or Debtor. Anything contained in this Agreement or any other Indenture Document to the contrary notwithstanding, except for Permitted Dispositions, Debtor does not have any authority, express or implied, to Dispose of any item or portion of the Collateral.

          2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that the perfection or priority of Collateral Agent's security interest is dependent on or enhanced by possession,


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Debtor, immediately upon the request of Collateral Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Collateral Agent.

          2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Collateral Agent or Collateral Agent's designee may (a) notify Account Debtors of Debtor that the Accounts, chattel paper, or General Intangibles have been assigned to Collateral Agent or that Collateral Agent has a security interest therein, or (b) collect Debtor's Accounts, chattel paper, or General Intangibles directly and charge the reasonable collection costs and expenses to Debtor. Debtor agrees that it will hold in trust for Collateral Agent, as Collateral Agent's trustee, any Collections that it receives and immediately will deliver such Collections to Collateral Agent or to any Deposit Account of Debtor that is subject to a Control Agreement in their original form as received by Debtor.

          2.4 FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

          (a) Debtor shall file or cause to be filed any financing statement necessary or desirable to effectuate the transactions contemplated by this Agreement and the other Indenture Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office.

          (b) If Debtor acquires any commercial tort claims after the date hereof, Debtor shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Collateral Agent a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which Debtor shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Collateral Agent, as security for the Secured Obligations (a "Commercial Tort Claim Assignment").

          (c) At any time upon the request of Collateral Agent, Debtor shall execute (if applicable) and deliver to Collateral Agent, any and all financing statements, original financing statements in lieu of continuation statements, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Collateral Agent may reasonably request in form and substance reasonably satisfactory to Collateral Agent, to create, perfect and continue perfected or to better perfect the Collateral Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible) and in order to fully consummate all of the transactions contemplated hereby and under the other Indenture Documents. Debtor, to the maximum extent permitted by applicable law, authorizes Collateral Agent to execute any such Additional Documents in Debtor's name and authorizes Collateral Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Collateral Agent shall require, Debtor shall (i) provide Collateral Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Debtor during the prior period, (ii) cause all material patents, copyrights and trademarks acquired or generated by Debtor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered


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with such appropriate filing office in a manner sufficient to impart constructive notice of Debtor's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Indenture Documents to identify such patents, copyrights and trademarks as being subject to the security interests created hereunder.

          2.5 POWER OF ATTORNEY. Subject to the terms of the Indenture, Debtor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents designated by Collateral Agent) as Debtor's true and lawful attorney, with power to: (a) if Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign Debtor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Debtor's name on any of its payment items (including all of its Collections) that may come into the Collateral Agent's possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms which Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases which Collateral Agent determines to be necessary. The appointment of Collateral Agent as Debtor's attorney, and each and every one of Collateral Agent's rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been paid in full or the Defeasance thereof shall have been consummated.

          2.6 RIGHT TO INSPECT. Collateral Agent (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Debtor's Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Debtor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

          2.7 CONTROL AGREEMENT. Debtor agrees that it will not transfer assets out of any of its Deposit Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Debtor may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Indenture Documents and, if the transfer is to another bank or securities intermediary, so long as Debtor, Collateral Agent, and the substitute bank or securities intermediary have entered into a Control Agreement. Debtor agrees that (a) it shall take any and all reasonable steps that Collateral Agent requests in order for Collateral Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (i) any of its Securities Accounts (other than the Escrow Account) (to the extent that any such Securities Account contains cash, cash equivalents, or Investment Property in an aggregate amount in excess of $10,000 (other than following the occurrence and during the continuance of any Event of Default)), (ii) any of its Deposit Accounts (other than the Escrow Account) (to the extent that any such Deposit Account has a balance in excess of $10,000 (other than following the occurrence and during the continuance of any Event of Default)), and (iii) any electronic chattel paper, Investment Property, and letter-of-credit


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rights, in each case, to the extent the value thereof exceeds $5,000 (other than following the occurrence and during the continuance of any Event of Default). No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Debtor without the prior written consent of Collateral Agent. Subject to the terms of the Indenture, upon the occurrence and during the continuance of a Default or Event of Default, Collateral Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to a Deposit Account over which the Collateral Agent maintains control (as defined in Section 9-104 of the Code) for the benefit of itself, the Holders and the Trustee.

          2.8 DEPOSIT ACCOUNTS.

          (a) Within 30 days of the Issue Date, Debtor shall have delivered to Collateral Agent a Control Agreement executed by the parties thereto with respect to each Deposit Account and each Securities Account (other than the Escrow Account) that has a balance exceeding $10,000 on the date hereof; provided, however, that Debtor shall not have any Deposit Accounts or Securities Accounts (other than the Escrow Account) that are not the subject of any Control Agreement to the extent the aggregate balance thereof exceeds $25,000.

          (b) At any time that the balance in any Deposit Account of Debtor (other than the Escrow Account) that is not the subject of a Control Agreement exceeds $5,000 for any consecutive five (5) day period, Debtor shall immediately transfer or cause to be transferred such balance into a Deposit Account that is the subject of a Control Agreement.

     3.   REPRESENTATIONS AND WARRANTIES.

     Debtor represents and warrants, as of the date it became a party hereto, to each Secured Party insofar as the representations and warranties contained herein are applicable to Debtor and its properties, as set forth in this Section 3.

          3.1 AS TO CAPITAL STOCK OF CERTAIN SUBSIDIARIES. The Collateral comprised of Capital Stock of any Issuer that is (a) a Subsidiary of Debtor and
(b) a general partnership, limited partnership or limited liability company (i) are not dealt in or traded on securities exchanges or in securities markets,
(ii) do not have terms expressly providing that they are securities governed by
Article 8 of the Uniform Commercial Code as in effect in the jurisdiction in which such Issuer was formed, and (iii) are not investment company securities, and are not, therefore, "securities" governed by Article 8 of the Code.

     Pursuant to the Stockholders Agreement, dated as of November 30, 2000, among, inter alia, Phibro Animal Health, Jack C. Bendheim and the Palladium Investors; no Voting Stock of Phibro Animal Health may be the subject of any Lien hereunder unless the Collateral Agent shall have previously agreed to be bound by the terms thereof.

          3.2 AS TO AFFILIATE INDEBTEDNESS. No Indebtedness owing by any Affiliate of Debtor to Debtor is evidenced by a security.


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          3.3 NO ENCUMBRANCES. Debtor has good and indefeasible title to its personal property assets free and clear of Liens except for Permitted Liens.

          3.4 EQUIPMENT. All of the Equipment of Debtor in all material respects is used or held for use in its business and is fit for such purposes, subject to ordinary wear and tear.

          3.5 LOCATION OF INVENTORY AND EQUIPMENT. Except as set forth on
Schedule 3.5, the Inventory and Equipment of Debtor is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 3.5 (as such Schedule may be updated pursuant to Section 4.2).

          3.6 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

          (a) The jurisdiction of organization of Debtor is set forth on
Schedule 3.6(a).

          (b) The chief executive office of Debtor is located at the address indicated on Schedule 3.6(b) (as such Schedule may be updated pursuant to Section 4.2).

          (c) Debtor's FEIN and organizational identification number, if any, are identified on Schedule 3.6(c).

          (d) As of the date Debtor became a party hereto, Debtor did not hold any commercial tort claims, except as set forth on Schedule 3.6(d).


          3.7 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) Debtor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on Schedule 3.7(b), is a complete and accurate description of the authorized Capital Stock of Debtor, by class, and, as of the Issue Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 3.7(b), there are no subscriptions, options, warrants, or calls relating to any shares of Debtor's Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 3.7(b), Debtor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

          (c) Set forth on Schedule 3.7(c), is a complete and accurate list of Debtor's direct Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of Capital Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Debtor. All of the outstanding Capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.


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          (d) Except as set forth on Schedule 3.7(d), there are no
subscriptions, options, warrants, or calls relating to any shares of Debtor's direct Subsidiaries' Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 3.7(d), Debtor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any of its Subsidiary's Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

          3.8 DUE AUTHORIZATION; NO CONFLICT.

          (a) The execution, delivery, and performance by Debtor of this Agreement and the other Indenture Documents to which it is a party have been duly authorized by all necessary action on the part of Debtor.

          (b) The execution, delivery, and performance by Debtor of this Agreement and the other Indenture Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Debtor, the organic documents of Debtor, or any order, judgment, or decree of any court or other Governmental Authority binding on Debtor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Debtor that could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Debtor, other than Permitted Liens, or (iv) require any approval of Debtor's interestholders or any approval or consent of any Person under any material contractual obligation of Debtor, other than in the case of clauses (iii) and (iv), consents or approvals that have been obtained and that are still in force and effect.

          (c) Other than the filing of financing statements, the filings required with the United States Patent and Trademark Office and the United States Copyright Office and any consents required in foreign jurisdictions as a matter of applicable law with respect to the stock pledges of the equity interests in the Issuers that are Foreign Subsidiaries, the execution, delivery, and performance by Debtor of this Agreement and the other Indenture Documents to which Debtor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority other than consents or approvals that have been obtained and that are still in force and effect.

          (d) This Agreement and the other Indenture Documents to which Debtor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Debtor will be the legally valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Collateral Agent's Liens in the Collateral are validly created, perfected, and first priority Liens, subject only to other Permitted Liens.

          3.9 INTELLECTUAL PROPERTY. Debtor and each Domestic Restricted Subsidiary of Debtor owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights,

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and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 3.9 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Debtor is the owner or is an exclusive licensee.

          3.10 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on Schedule
3.10 are all of Debtor's Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     4. AFFIRMATIVE COVENANTS. Debtor covenants and agrees that until payment in full of the Secured Obligations or the Defeasance thereof, Debtor shall do all of the following:

          4.1 INSURANCE.

          (a) Debtor shall comply with its obligations under Section 4.05(b) of the Indenture. Debtor shall deliver copies of all policies relating to insurance required under such Section to Collateral Agent with a satisfactory lender's loss payable endorsement naming Collateral Agent as loss payee or additional insured, as appropriate, as its interest may appear. Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever.

          (b) Debtor shall give Collateral Agent prompt notice of any loss exceeding $5,000 that is covered by such insurance. So long as no Default or Event of Default has occurred and is continuing, Debtor shall have the right to adjust any losses claimed after the Closing Date. At any time following the occurrence and during the continuance of a Default or an Event of Default, Collateral Agent shall have the exclusive right to adjust any losses claimed after the Issue Date without any liability to Debtor whatsoever in respect of such adjustments, and any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Collateral Agent to be held as cash collateral and applied to the obligations of Debtor under the Indenture Documents as they become due or shall be disbursed to Debtor for application to the cost of repairs, replacements, or restorations as such costs become due. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

          (c) Debtor will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 4.05(b) of the Indenture, unless Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent under a lender's loss payable endorsement or its equivalent. Debtor immediately shall notify Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Collateral Agent.

          4.2 LOCATION OF INVENTORY AND EQUIPMENT. Keep its Inventory and Equipment only at the locations identified on Schedule 3.5 and its chief executive office only at the location identified on Schedule 3.6(b); provided, however, that (a) Debtor may amend Schedule 3.5 and Schedule 3.6(b) so long as such amendment occurs by written notice to Collateral Agent not less than 30 days after the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated so long as such new location is within the continental United States and (b) Debtor may keep Inventory having an aggregate fair market value not exceeding $10,000 at locations other than those specified on Schedule 3.5 or 3.6(b).

     5. NEGATIVE COVENANTS. Debtor covenants and agrees that until payment in full of the Secured Obligations or the Defeasance thereof, Debtor will not do any of the following:

          5.1 CHANGE NAME. Change its name, FEIN, organizational identification number, state of organization, or organizational identity; provided, however, that Debtor may change its name or other such information upon at least 30 days' prior written notice to Collateral Agent of such change and so long as, at the time of such written notification, Debtor provides any financing statements or amendments to financing statements necessary to perfect and continue perfected the Collateral Agent's Liens.

     6. COLLATERAL AGENT'S RIGHTS AND REMEDIES.

          6.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Indenture, in addition to all other rights and remedies available to Collateral Agent as provided hereafter, Collateral Agent may, at its election, without notice of its election and without demand (other than any notice required to be provided to Debtor pursuant to the terms of the Indenture), do any one or more of the following, all of which are authorized by Debtor:

          (a) Proceed directly and at once, without notice, against Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against Debtor, or against any security or collateral for the Secured Obligations;

          (b) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Indenture or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

          (c) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent will credit Debtor with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all amounts owed to Collateral Agent pursuant to Section 8.3;

          (d) Without notice or demand upon Debtor, make such payments and do such acts as Collateral Agent considers reasonably necessary to protect its security interest in the Collateral. Debtor agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate. Debtor authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Collateral Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Debtor's owned premises, Debtor hereby grants, to the fullest extent permitted by law and binding contract, Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent's rights or remedies provided herein, at law, in equity, or otherwise;

          (e) Without notice to Debtor (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of Debtor held by Collateral Agent, or (ii) indebtedness at any time owing to or for the credit or the account of Debtor held by Collateral Agent;

          (f) Hold, as cash collateral, any and all balances and deposits of Debtor held by Collateral Agent to secure the full and final repayment of all of the Secured Obligations;

          (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Debtor hereby grants Collateral Agent (to the fullest extent permitted by law and binding contract) a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to Collateral Agent's benefit;

          (h) Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as Collateral Agent reasonably determines is commercially reasonable. It is not necessary that such Collateral be present at any such sale;

          (i) Give notice of the disposition of the Collateral as follows:

               (i) Collateral Agent shall give Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

               (ii) The notice shall be personally delivered or mailed, postage prepaid, to Debtor as provided in Section 9, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (j) Credit bid and purchase at any public sale;

          (k) Seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

          (l) On behalf of itself, the Holders and the Trustee, shall have all other rights and remedies available at law or in equity or pursuant to any other Indenture Document; and

          (m) Be entitled to any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Debtor. Any excess will be returned, without interest and subject to the rights of third Persons, by Collateral Agent to Debtor.

          6.2 REMEDIES CUMULATIVE. Collateral Agent's rights and remedies under this Agreement, the other Indenture Documents, and all other agreements shall be cumulative. Collateral Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Collateral Agent of one right or remedy shall be deemed an election, and no waiver by any Secured Party of any Event of Default on Debtor's part shall be deemed a continuing waiver. No delay by any Secured Party shall constitute a waiver, election, or acquiescence by it.

     7. TAXES AND EXPENSES REGARDING THE COLLATERAL.

     If Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Collateral Agent, in its sole discretion and without prior notice to Debtor, may (but shall not be obligated to) do any or all of the following: (a) make payment of the same or any part thereof (except to the extent that the validity of such assessment or tax is the subject of a Permitted Protest); or (b) in the case of the failure to comply with Section 4.05(b) of the Indenture, obtain and maintain such insurance policies as may be required under such Section to insure Debtor's ownership and use of the Collateral, and take any action with respect to such policies as Collateral Agent deems prudent. Any amounts paid or deposited by Collateral Agent shall immediately become additional Secured Obligations, and shall be secured by the Collateral. Any payments made by Collateral Agent shall not constitute an agreement by Collateral Agent to make similar payments in the future or a waiver by Collateral Agent, of any Event of Default under this Agreement. Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     8. WAIVERS; INDEMNIFICATION.

          8.1 DEMAND; PROTEST; ETC. Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent, on which Debtor may in any way be liable.

          8.2 COLLATERAL AGENT'S LIABILITY FOR COLLATERAL. So long as Collateral Agent complies with its obligations, if any, under the Code, Collateral Agent shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Debtor.

          8.3 INDEMNIFICATION. Debtor shall pay, indemnify, defend, and hold the Collateral Agent-Related Persons and each of their respective officers, employees, and agents (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Indenture Documents, or the transactions contemplated hereby or thereby or the monitoring of Debtor's compliance with the terms of this Agreement and the other Indenture Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Indenture Document, or the use of the proceeds of the credit provided thereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Debtor shall not have any obligation to any Indemnified Person under this Section 8.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of any such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Secured Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Debtor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Debtor with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

     9. NOTICES.

          All notices and other communications hereunder to either party hereto shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture.

     10. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER INDENTURE DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. DEBTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

     11. GENERAL PROVISIONS.

          11.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by Collateral Agent.

          11.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Debtor may not assign this Agreement or any rights or duties hereunder other than pursuant to the terms of the Indenture.

          11.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          11.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent, any other Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          11.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          11.6 AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by Collateral Agent and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Collateral Agent to exercise, and no delay in exercising any right under this Agreement, any other Indenture Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Indenture Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

          11.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

          11.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Secured Obligations by Debtor or the transfer by Debtor to Collateral Agent of any property of Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Collateral Agent is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of Collateral Agent related thereto, the liability of Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          11.9 DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding:

          (a) Debtor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

          (b) the exercise by Collateral Agent of any of its rights hereunder will not release Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

          (c) none of Collateral Agent, the Trustee or any Holder will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will any such Person be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          11.10 COLLATERAL COMPRISED OF CAPITAL STOCK OF SUBSIDIARIES. The provisions of the Pledge Agreement, as they relate to Collateral comprised of Capital Stock of Persons that are Subsidiaries of Debtor are incorporated by reference herein, mutatis mutandis.

          11.11 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the payment in full of all Secured Obligations or the Defeasance thereof except as otherwise provided in the Indenture; (ii) be binding upon Debtor and its successors and assigns, except as otherwise provided in the Indenture; and (iii) inure to the benefit of Collateral Agent and its successors, transferees, and assigns. Upon the payment in full of all Secured Obligations or the Defeasance thereof, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Debtor. Upon any termination of any security interest referred to in this
Section 11.11, Collateral Agent will, at Debtor's expense, execute and deliver to Debtor such documents without recourse, representation or warranty as Debtor shall reasonably request to evidence such termination.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        PAHC HOLDINGS CORPORATION


                                        By: /s/ Jack C. Bendheim
                                            ------------------------------------
                                            Name: Jack C. Bendheim
                                            Title President

ACCEPTED AND AGREED TO:

HSBC BANK USA, NATIONAL ASSOCIATION
as Collateral Agent


By: /s/ Herawatteee Alli
    ---------------------------------
    Name: Herawattee Alli
    Title: Assistant Vice President

                                                              SECURITY AGREEMENT